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                                       THE

                                ESTEE LAUDER INC.

                      RETIREMENT BENEFITS RESTORATION PLAN

                         Effective as of January 1, 1984

                   Amended and Restated as of January 1, 1999


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                                       THE

                                ESTEE LAUDER INC.

                      RETIREMENT BENEFITS RESTORATION PLAN

                                    ARTICLE I

                                  INTRODUCTION
                                  ------------

1. This instrument amends and restates as of January 1, 1999, the terms and conditions of the Estee Lauder Inc. Retirement Benefits Restoration Plan, as previously adopted effective as of January 1, 1984.

2. The purpose of this Plan is to provide for certain Employees of the Company and its subsidiaries retirement benefits over and above the benefits provided by the Estee Lauder Inc. Retirement Growth Account Plan. This Plan is not intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

3. The Plan is intended to be an "excess benefit plan" as that term is defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to those participants whose benefits under the Retirement Plan have been limited by Section 415 of the Code, and a "top hat" plan meeting the requirements of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA with respect to those participants whose benefits under the Retirement Plan have been limited by Section 401(a)(17) of the Code.

                                   ARTICLE II

                                   DEFINITIONS
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1.   "Beneficiary" shall mean the individual entitled to receive a death or survivor benefit under the Retirement Plan.

2.   "Board" shall mean the Board of Directors of the Company.

3.   "Code" shall mean the Internal Revenue Code of 1986, as amended.



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4.   "Company" shall mean Estee Lauder Inc. or any successor thereto.

5. "Employee" shall mean any employee who is a participant in the Retirement Plan whose benefit thereunder is limited by Section 415 or Section 401(a)(17) of the Code.

6. "Employee Benefits Committee" shall mean the Estee Lauder Inc. Employee Benefits Committee, which administers the Retirement Plan.

7. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

8. "Fiduciary Committee" shall mean the Estee Lauder Inc. Fiduciary Investment Committee, which performs certain fiduciary functions with respect to the Retirement Plan.

9. "Plan" shall mean the Estee Lauder Inc. Retirement Benefits Restoration Plan as hereinafter from time to time amended.

10. "Plan Year" shall mean the period beginning January 1 and ending December 31 of each calendar year.

11. "Retirement Plan" shall mean the Estee Lauder Inc. Retirement Growth Account Plan, as amended and restated as of January 1, 1999, and as amended from time to time thereafter.

12. "Retirement Plan Supplemental Benefit" shall mean the benefit provided for pursuant to Article III hereof.

                                   ARTICLE III

                        BENEFITS PAYABLE UNDER THIS PLAN
                        --------------------------------

1. An Employee who is a participant in the Retirement Plan shall be entitled to a Retirement Plan Supplemental Benefit as hereinafter provided. Such benefit shall be an amount equal to the excess of (i) over (ii) where:

                           (i) is the benefit which would have been paid to such
                  Employee (or his Beneficiary) under the Retirement Plan, if the provisions of the



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                  Retirement Plan were administered without regard to the
                  limitations set forth in Section 415 of the Code and reflected in the Retirement Plan; and

                           (ii) is the limited benefit which is payable to such
                  Employee (or his Beneficiary) under the Retirement Plan after giving effect to the limitations set forth in Section 415 of the Code and reflected in the Retirement Plan.

2. In addition, each Employee who is a participant in the Retirement Plan shall be entitled to a Retirement Plan Supplemental Benefit equal to the amount by which the Retirement Plan Supplemental Benefit determined under
     Section 1 of this Article III would be greater if it were determined by disregarding, in addition to Section 415 limitations, any limitations on such Employee's "Compensation" and "Average Final Compensation" imposed by reason of Section 401(a)(17) of the Code.

                                   ARTICLE IV

                               PAYMENT OF BENEFITS
                               -------------------

1. Payment of Retirement Plan Supplemental Benefits shall commence as of the day as of which payments are first paid to such Employee (or his Beneficiary) under the Retirement Plan, and shall be payable in the same manner and with the same limitations, including any applicable actuarial reductions or increases, as payments made pursuant to the Retirement Plan. Notwithstanding the foregoing, the Fiduciary Committee shall be permitted to designate actuarial assumptions different from those used under the Retirement Plan, which alternative assumptions, if so designated, shall be set forth in Appendix A to this Plan.

2. Notwithstanding the foregoing Section 1 of this Article IV, in the event an Employee elects to receive a lump sum payment under the Retirement Plan, the Company reserves the right to make any payment of Retirement Plan Supplemental Benefits in equal annual installments over a period not to exceed five years.



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                                    ARTICLE V

                                     VESTING
                                     -------

1. An Employee shall be vested in his Retirement Plan Supplemental Benefit to the same extent such Employee is vested in his accrued benefit under the Retirement Plan.

                                   ARTICLE VI

                                  BENEFICIARIES
                                  -------------

1. An Employee's Beneficiary or Beneficiaries under this Plan shall be deemed to be the same individual or individuals designated, or otherwise determined to be the beneficiary or beneficiaries of the death benefit payable under the Retirement Plan.

2. In the event of the death of an Employee who would have been entitled to a Retirement Plan Supplemental Benefit or who has begun to receive a Retirement Plan Supplemental Benefit, such Employee's Beneficiary shall be entitled to a death or survivor benefit only if such Beneficiary would be entitled to a death or survivor benefit under the Retirement Plan, and payment shall be made to such Beneficiary pursuant to the provisions of the
     Article IV hereof.

                                   ARTICLE VII

                                     FUNDING
                                     -------

1. Benefit payment shall be paid in cash from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of distributions. Nothing contained in this Plan and no action taken pursuant to its provisions shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and the Employee or any other person. To the extent that any person acquires a right to receive benefits from the Company under this Plan, such right shall be no greater than the right of an unsecured creditor of the Company.



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                                  ARTICLE VIII

                           ADMINISTRATION OF THE PLAN
                           --------------------------

1. This Plan shall be operated under direction of the Board and administered by the Employee Benefits Committee, in a manner consistent with the operation and administration of the Retirement Plan as set forth in the appropriate articles of such plan. The Employee Benefits Committee's decision in any matter involving the interpretation and application of this Plan shall be final and binding.

                                   ARTICLE IX

                                LOSS OF BENEFITS
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1.   Notwithstanding any provision of this Plan to the contrary, in the sole discretion of the Company and after written notice to the Employee or such other person designated by the Employee, rights to receive any benefits under this Plan may be forfeited, suspended, reduced or terminated in cases of gross misconduct by the Employee, or of any conduct, activity or competitive occupation which is reasonably deemed to be prejudicial to the interests of the Company, including but not limited to the utilization or disclosure of confidential information for gain or otherwise.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION
                            -------------------------

1. The Company expects to continue this Plan indefinitely but reserves the right to amend or terminate it if, in its sole judgment, such a change is deemed necessary or desirable. If the Company shall amend this Plan, the rights of an Employee to his accrued benefit under the Plan, determined as of the date of such amendment, shall be nonforfeitable to the extent that any such amendment would reduce such Employee's benefit hereunder. If the Company shall terminate this Plan, the rights of an Employee to his accrued benefit hereunder shall, as of the date of such termination, be nonforfeitable and, unless the Fiduciary Committee approves earlier payment, such accrued benefit shall be paid at such time or times as provided in Article IV hereof.

2. If the Company should terminate the Retirement Plan with respect to participants therein, Employees shall cease to accrue additional benefits hereunder and, unless the Fiduciary Committee approves



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     earlier payment, their accrued benefits under this Plan as of the date of such Retirement Plan termination shall continue to be payable at the same time or times, in the same manner and with the same limitations (including any applicable actuarial reductions or increases) as their benefits would have been paid under the Retirement Plan if such plan had not terminated. Notwithstanding the foregoing, the Fiduciary Committee shall be permitted to designate actuarial assumptions different from those used under the Retirement Plan, which alternative assumptions, if so designated, shall be set forth in Appendix A to this Plan. The Employee Benefits Committee may specify any election forms or other procedures necessary to carry out the intent of this Section 2.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

1.   (a)     No right to payment or any other interest of an Employee shall be assignable or subject to attachment, execution or levy of any kind, except to the extent permitted by law or a court ruling.

     (b) No contribution to or benefit payable under this Plan shall be deemed salary or other compensation to the Employee for the purpose of computing benefits to which he may be entitled under the Retirement Plan. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Employee and his Beneficiary or Beneficiaries.

     (c) Neither the eligible Employee nor his Beneficiary or Beneficiaries shall encumber, sell or dispose of the right to receive the payments provided under this Plan, which payments and the rights thereto are expressly declared to be nontransferable and nonassignable.

     (d) The Company may withhold from any benefits payable under the Plan any taxes required to be withheld pursuant to any law or governmental regulation or ruling.

     (e) Nothing in this Plan shall be construed as giving any Employee the right to be retained in the employ of the Company or any other "Employer" (within the meaning of the Retirement



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     Plan). Each Employer expressly reserves the right to dismiss any Employee at any time without regard to the effect which such dismissal might have upon him under the Plan.

     (f) This Plan shall be construed, administered and enforced according to the laws of the State of New York.


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                                   APPENDIX A

      Actuarial Assumptions Different From Those Used Under Retirement Plan
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                              As of January 1, 1999
                              ---------------------

         None.



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